EXHIBIT 23.1


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2000 relating to the consolidated financial statements, which appears in PharmaNetics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 7, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



                                               /s/ PricewaterhouseCoopers LLP



Raleigh, North Carolina
July 7, 2000